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                       MANAGEMENT AGREEMENT
                              BETWEEN
            STEIN ROE FLOATING RATE LIMITED LIABILITY
                           COMPANY AND
                 STEIN ROE & FARNHAM INCORPORATED

     STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY, a Delaware limited liability company under the Investment Company Act of 1940 ("1940 Act") as a closed-end non-diversified management investment company ("LLC"), hereby appoints STEIN ROE & FARNHAM INCORPORATED, a Delaware corporation registered under the Investment Advisers Act of 1940 as an investment adviser, of Chicago, Illinois ("Manager"), to furnish investment advisory and portfolio management services with respect to its assets represented by the shares of beneficial interest. LLC and Manager hereby agree that:

     1. Investment Management Services. Manager shall manage the investment operations of LLC, subject to the terms of this Agreement and to the supervision and control of LLC's Board of Managers ("Board"). Manager agrees to perform, or arrange for the performance of, the following services for LLC:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;
(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) LLC's operating agreement; (ii) LLC's investment objectives, policies, and restrictions as set forth in written documents furnished by the LLC to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to LLC; and (iv) any other written limits or directions furnished by the Board to Manager;
(c) unless otherwise directed by the Board, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by LLC, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;
(d) to use reasonable efforts to manage LLC so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;
(e) to make recommendations as to the manner in which voting rights, rights to consent to LLC action, and any other rights pertaining to LLC shall be exercised;
(f) to make available to LLC promptly upon request all of LLC's records and ledgers and any reports or information reasonably requested by LLC; and
(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

     Except as otherwise instructed from time to time by the Board, with respect to execution of transactions for LLC, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparties or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

     LLC hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for its account to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. LLC hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

     Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for LLC in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to LLC and Manager's other customers.

     Manager shall for all purposes be deemed to be an independent contractor and not an agent of LLC and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent LLC in any way.

     2. Administrative Services. Manager shall supervise the business and affairs of LLC and shall provide such services and facilities as may be required for effective administration of LLC as are not provided by employees or other agents engaged by LLC; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between LLC and Manager, any affiliate of Manager, or any third party administrator ("Administrative Agreements").

     3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Board, make use of (i) its affiliated companies and their directors, managers, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

     4. Expenses Borne by LLC. Except to the extent expressly assumed by Manager herein or under a separate agreement between LLC and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of LLC. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;
(b) all charges for equipment or services used for obtaining price quotations or for communication between Manager or LLC and the custodian, transfer agent or any other agent selected by LLC;
(c) all charges for administrative and accounting services provided to LLC by Manager, or any other provider of such services;
(d) all charges for services of LLC's independent auditors and for services to LLC by legal counsel;
(e) all compensation of Board, other than those affiliated with Manager, all expenses incurred in connection with their services to LLC, and all expenses of meetings of the Board or committees thereof;
(f) all expenses incidental to holding meetings of holders of units of interest in the LLC ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;
(g) all expenses of printing of annual or more frequent revisions of LLC prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;
(h) all expenses related to preparing and transmitting certificates representing LLC shares;
(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board;
(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;
(k) all taxes and governmental fees payable to federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;
(l) all expenses of registering and maintaining the registration of LLC under the 1940 Act and, to the extent no exemption is available, expenses of registering LLC's shares under the 1933 Act, of qualifying and maintaining qualification of LLC and its shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of LLC under all other laws applicable to LLC or its business activities;
(m) all interest on indebtedness, if any, incurred by LLC; and
(n) all fees, dues and other expenses incurred by LLC in connection with membership of LLC in any trade association or other investment company organization.

     5. Allocation of Expenses Borne by LLC. Any expenses borne by LLC that are attributable solely to the organization, operation or business of LLC shall be paid solely out LLC's assets.

     6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders However, Manager shall not be required to pay or provide any credit for services provided by LLC's custodian or other agents without additional cost to LLC.

     In the event that Manager pays or assumes any expenses of LLC not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to LLC under any separate agreement or arrangement between the parties.

     7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, LLC shall pay to Manager an annual fee of 0.85% of the average net assets of LLC. The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of LLC, determined in the manner established by the Board, as of the close of business on the last preceding business day on which LLC's net asset value was determined.

     8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more sub-advisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to LLC. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to LLC for all acts or omissions of any sub-adviser in connection with the performance of Manager's duties hereunder.

     9. Non-Exclusivity. The services of Manager to LLC hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

     10. Standard of Care. Neither Manager, nor any of its directors, officers, stockholders, agents or employees shall be liable to LLC or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

     11. Amendment. This Agreement may not be amended as to LLC without the affirmative votes (a) of a majority of the Board, including a majority of those Managers who are not "interested persons" of LLC or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of LLC. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

     12. Effective Date and Termination. This Agreement shall become effective as of the date hereof. This Agreement may be terminated at any time, without payment of any penalty, by the Board of LLC, or by a vote of a majority of the outstanding shares, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to LLC. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect until June 30, 2000, and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Managers who are not interested persons of Board or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of LLC or by a "vote of a majority of the outstanding shares" of LLC.

     13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by LLC pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of LLC and any other records the parties mutually agree shall be maintained by Manager on behalf of LLC are the property of LLC and shall be surrendered by Manager promptly on request by LLC; provided that Manager may at its own expense make and retain copies of any such records.

     LLC shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in LLC as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     Manager shall prepare and furnish to LLC statistical data and other information in such form and at such intervals as LLC may reasonably request.

     14. Non-Liability of Board and Unitholders. Any obligation of LLC hereunder shall be binding only upon the assets of LLC and shall not be binding upon any Manager, officer, employee, agent or Unitholder of LLC. Neither the authorization of any action by the Board or Unitholders of LLC nor the execution of this Agreement on behalf of LLC shall impose any liability upon any Manager or any Unitholder.

     15. Use of Manager's Name. LLC may use the name "Stein Roe _______ LLC" or any other name derived from the name "Stein Roe & Farnham" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, LLC will cease to use any name derived from the name "Stein Roe & Farnham" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

     16. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 20, 1998
                                  STEIN ROE FLOATING RATE LIMITED
                                  LIABILITY COMPANY


Attest:                           By: THOMAS W. BUTCH
                                      Thomas W. Butch
NICOLETTE D. PARRISH                  President
Nicolette D. Parrish
Assistant Secretary


                                  STEIN ROE & FARNHAM INCORPORATED


Attest:                           By: THOMAS W. BUTCH
                                      Thomas W. Butch
                                      President, Mutual Funds
NICOLETTE D. PARRISH                      division
Nicolette D. Parrish
Assistant Secretary

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            AMENDMENT TO MANAGEMENT AGREEMENT BETWEEN
     STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY AND
                STEIN ROE & FARNHAM INCORPORATED

     This Amendment dated as of August 3, 1999, amends the Management Agreement dated November 20, 1998 (the "Agreement") between Stein Roe Floating Rate Limited Liability Company and
Stein Roe & Farnham Incorporated. Paragraph 7 ("Management Fee") of the Agreement is hereby amended to read as follows:


     7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, LLC shall pay to Manager an annual fee of 0.45% of the average net assets of LLC. The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of LLC, determined in the manner established by the Board, as of the close of business on the last preceding business day on which LLC's net asset value was determined.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                               STEIN ROE FLOATING RATE LIMITED
                               LIABILITY COMPANY

Attest:                        By: THOMAS W. BUTCH
                                   Thomas W. Butch
NICOLETTE D. PARRISH               President
Nicolette D. Parrish
Assistant Secretary

                               STEIN ROE & FARNHAM INCORPORATED

                               By: THOMAS W. BUTCH
Attest:                            Thomas W. Butch
                                   President, Mutual Funds
NICOLETTE D. PARRISH                 Division
Nicolette D. Parrish
Assistant Secretary